UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2022

BRILLIANT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-39341	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Dan Ba Road, C-9, Putuo District,

Shanghai, Peoples Republic of China

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (86) 021-80125497

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Ordinary Share, one Right and one Redeemable Warrant	BRLIU	The Nasdaq Stock Market LLC

Ordinary Shares, no par value per share	BRLI	The Nasdaq Stock Market LLC

Rights, each right entitling the holder to 1/10 of one Ordinary Share	BRLIR	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Ordinary Share for $11.50 per share	BRLIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material definitive Agreement.

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As disclosed in the definitive proxy statement filed by Brilliant Acquisition Corporation (the “Company”) with the Securities and Exchange Commission on March 4, 2022 (the “Proxy Statement”) relating to the Special Meeting of shareholders of the Company (the “Special Meeting”), Nisun Investment Holding Limited, the Company’s sponsor (the “Sponsor”), agreed that if the Extension Amendment Proposal (as defined below) is approved, it or its affiliates will contribute to the Company as a loan approximately $0.16 for each ordinary share issued in the Company’s initial public offering (the “public shares”) that was not redeemed in connection with the shareholder vote to approve the extension of the deadline to complete an initial business combination to July 23, 2022.

Accordingly, on March 20, 2022, the Company issued an unsecured promissory note in the aggregate principal amount of $634,594 (the “Note”) to the Sponsor. The Note does not bear interest and matures upon closing of the Company’s initial business combination. In the event that the Company does not consummate a business combination, the Note will be repaid only from amounts remaining outside of the Company’s trust account, if any. The proceeds of the Note have been deposited in the Company’s trust account in connection with extending the business combination completion window until July 23, 2022.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2022, subsequent to the approval by its shareholders of the amended and restated articles of association (the “Amended Articles”) of the Company, the Company filed the Amended Articles with the British Virgin Islands General Registry, effective the same day. The Amended Articles extend the date by which the Company has to consummate a business combination from March 23, 2022 to July 23, 2022.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

The Company held the Special Meeting on March 18, 2022 at 10:00 a.m. Eastern Time. The Special Meeting was held via teleconference. Summarized below are the results of the matters submitted to a vote at the Special Meeting.

Matter	For	Against	Abstain
Proposal 1 – The Extension Amendment Proposal - A proposal to amend the Company’s currently adopted amended and restated articles of association, to extend the date by which Brilliant has to consummate a business combination from March 23, 2022 to July 23, 2022 by deleting articles 18.6, 18.7, 18.8 and 27.2 of the Current Articles in their entirety, replacing them with new articles 18.6, 18.7 and 27.2, and renumbering articles as necessary, as set forth in Annex A to the Company’s proxy statement.	4,143,723	1	0

Proposal 2 – The Amended Articles Proposal - A proposal to adopt an amended and restated articles of association of the Company reflecting the amendments to the Current Articles set out in Proposal 1.	4,143,723	1	0

Proposal 1 and Proposal 2 were approved by the the Company’s shareholders.

Item 7.01 Regulation FD Disclosure.

The Company’s shareholders elected to redeem an aggregate of 633,792 shares in connection with the Special Meeting. Following such redemptions and the deposit of the contribution described above, the amount of funds remaining in the trust account is approximately $41.5 million. Accordingly, following such redemptions and the deposit of the contribution, the Company has 5,477,208 ordinary shares issued and outstanding (1,511,000 of which are shares held by our initial shareholders and are not subject to redemption) and the pro rata portion of the funds available in the trust account is approximately $10.46 per public share.

On March 22, 2022, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that the Company has extended the period of time it will have to consummate its initial business combination by a further four months, or until July 23, 2022, and related matters.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Articles of Association
10.1	Promissory Note, dated March 20, 2022
99.1	Press Release, dated March 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIANT ACQUISITION CORPORATION

	By:	/s/ Dr. Peng Jiang
Name: Dr. Peng Jiang
Title: Chief Executive Officer

Dated: March 22, 2022

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